UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010 (February 11, 2010)

HEALTHSPRING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32739	20-1821898
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9009 Carothers Parkway Suite 501 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 291-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 11, 2010, HealthSpring, Inc. (the “Company”) entered into a $350.0 million credit agreement (the “New Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer; JPMorgan Chase Bank, N.A., as syndication agent; Banc of America Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers and joint book managers; and certain other lenders. The New Credit Agreement, subject to the terms and conditions set forth therein, provides for a five-year, $175.0 million term loan credit facility and a four-year, $175.0 million revolving credit facility, including a $25.0 million sublimit for the issuance of standby letters of credit and a $25.0 million sublimit for swingline loans (the “New Credit Facilities”).

The New Credit Facilities replaced the Company’s $400.0 million, five-year credit agreement entered into on October 1, 2007 with Goldman Sachs Credit Partners L.P., as administrative agent, lead arranger, and collateral agent; Bank of America, N.A., Citibank, N.A., and UBS Securities LLC, as co-syndication agents; Wachovia Bank, N.A., as documentation agent; and certain other lenders (the “2007 Credit Agreement”). Proceeds from the New Credit Facilities, together with cash on hand, were used to fund the repayment of $237.0 million in term loans outstanding under the Company’s 2007 Credit Agreement as well as transaction expenses related thereto. As of February 11, 2010, there was $200.0 million of indebtedness outstanding under the New Credit Facilities.

Borrowings under the New Credit Agreement accrue interest on the basis of either a base rate or LIBOR plus, in each case, an applicable margin depending on the Company’s total debt-to-EBITDA leverage ratio (initially 325 basis points for LIBOR borrowings). The Company will also pay a commitment fee of 0.500% per annum, which may be reduced to 0.375% per annum if the total debt to adjusted EBITDA, as defined in the New Credit Agreement, ratio is less than 0.75 to 1.0, on the actual daily unused portions of the New Credit Facilities. The revolving credit facility under the New Credit Agreement matures, the commitments thereunder terminate, and all amounts then outstanding thereunder will be payable on February 11, 2014.

The term loans under the New Credit Agreement are payable in equal quarterly principal installments aggregating 10% of the aggregate initial principal amount of the term loans in the first year, with the remaining outstanding principal balance of the term loans being payable in equal quarterly installments aggregating 10%, 10%, 15%, and 55% in the second, third, fourth, and fifth years, respectively. The net proceeds from certain asset sales, casualty/condemnation events, and certain incurrences of indebtedness (subject, in the cases of asset sales and casualty/condemnation events, to certain reinvestment rights), and a portion of the net proceeds from equity issuances and, under certain circumstances, the Company’s excess cash flow, are required to be used to make prepayments in respect of loans outstanding under the New Credit Facilities. The term loans made under the New Credit Agreement mature and all amounts then outstanding thereunder will be payable on February 11, 2015.

Loans under the New Credit Agreement are secured by a first priority lien on substantially all assets of the Company and its non-HMO subsidiaries, including a pledge by the Company and its non-HMO subsidiaries of all of the equity interests in each of their domestic subsidiaries (including HMO subsidiaries).

The New Credit Agreement contains conditions precedent to extensions of credit and representations, warranties, and covenants, including financial covenants, customary for transactions of this type. Financial covenants include (i) a maximum total debt to adjusted EBITDA ratio of 2.0 to 1.0 (reducing to 1.75 to 1.0 on June 30, 2012), (ii) minimum net worth requirements for each HMO subsidiary calculated by reference to applicable regulatory requirements, and (iii) maximum capital expenditures, in each case as more specifically provided in the New Credit Agreement.

The New Credit Agreement also contains customary events of default as well as restrictions on undertaking certain specified actions including, among others, asset dispositions, acquisitions and other investments, dividends, changes in control, issuance of capital stock, fundamental corporate changes such as mergers and consolidations, incurrence of additional indebtedness, creation of liens, transactions with affiliates, and certain subsidiary regulatory restrictions. Notwithstanding the foregoing, the Company is currently permitted to repurchase $100.0 million of the Company’s common stock in any calendar year (which annual amount increases as the Company’s leverage ratio improves). If an event of default occurs that is not otherwise waived or cured, the lenders may terminate their obligations to make loans and other extensions of credit under the New Credit Agreement and the obligations of the issuing banks to issue letters of credit and may declare the loans outstanding under the New Credit Agreement to be due and payable.

The foregoing summary of the New Credit Agreement is not complete and is qualified in its entirety by reference to the text of the New Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

The arrangers, certain of the agents, certain of the lenders, and their affiliates have performed, and from time to time may perform, normal banking, investment banking, underwriting, and advisory services for the Company and its affiliates for which they receive customary fees and expenses.

Item 1.02. Termination of a Material Definitive Agreement.

Concurrently with the closing of the New Credit Agreement, the Company repaid the indebtedness outstanding under, and terminated, the 2007 Credit Agreement. In connection with terminating the 2007 Credit Agreement, the Company incurred certain charges including the write-off of approximately $5.0 million of unamortized deferred financing fees and approximately $2.0 million of costs to unwind interest rate swaps.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On February 11, 2010, the Company issued a press release announcing the New Credit Facilities and revising its 2010 earnings per share guidance to give effect to certain costs incurred in connection with entering into the New Credit Agreement and paying off outstanding indebtedness. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated as of February 11, 2010, by and among HealthSpring, Inc., as borrower, certain subsidiaries of HealthSpring, Inc., as guarantors, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, swing line lender and a letter or credit issuer and JPMorgan Chase Bank, N.A., as syndication agent.
99.1	Press Release issued by HealthSpring, Inc. dated February 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.

By: /s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President

Date: February 12, 2010

EXHIBIT INDEX

No.	Exhibit
10.1	Credit Agreement, dated as of February 11, 2010, by and among HealthSpring, Inc., as borrower, certain subsidiaries of HealthSpring, Inc., as guarantors, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent, swing line lender and a letter or credit issuer and JPMorgan Chase Bank, N.A., as syndication agent.
99.1	Press Release issued by HealthSpring, Inc. dated February 11, 2010.